UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2021

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Execution of Consulting Agreement

Amerant Bancorp Inc. (“Amerant” or the “Company”) previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 21, 2021, the retirement of Millar Wilson as Vice-Chairman and Chief Executive Officer and that the Company, and its subsidiary, Amerant Bank, N.A. (the “Bank”), were expected to enter into a consulting agreement with Mr. Wilson effective upon his departure.

On February 16, 2021, the Bank entered into a Consulting Agreement with Mr. Wilson, effective as of April 1, 2021 (the “Agreement”). Pursuant to the Agreement, from April 1, 2021 through December 31, 2021, Mr. Wilson will, upon specific request from the office of the Bank's Chief Executive Officer, provide the Bank and any of its affiliates with support in connection with ongoing transactions or processes and guidance and advice on corporate and/or business strategy matters. Mr. Wilson shall render such services as are outlined by the Bank and agreed to by Mr. Wilson on a project-by-project basis. For such consulting services, Mr. Wilson will receive a fee of $7,500 per month for up to twenty hours of services per month, which will be paid to Mr. Wilson monthly after submittal of a billing statement at the end of each month. The Agreement also contains customary provisions, including a provision related to confidentiality. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Adoption of Form Agreements – Long Term Incentive Plan

On February 11, 2021, the Compensation Committee (the “Committee”) of Amerant adopted a new form of performance based restricted stock unit agreement (the "Form PSU Agreement"), and a new form of restricted stock unit agreement (the "Form RSU Agreement") that will be used in connection with a Long-Term Incentive Plan (the “LTI Plan”), a sub-plan under the Company’s 2018 Equity and Incentive Compensation Plan, also approved by the Committee.

Under the LTI Plan the Company’s named executive officers and other members of the Company’s Executive Management Committee may be awarded: (1) performance based restricted stock units, and/or (2) time-based restricted stock units.

The Form PSU Agreement provides for the grant of performance based restricted stock units to the named executive officers and other members of the Company’s Executive Management Committee, which generally vest at the end of a three-year performance period subject to the additional requirement that the grantee remain in continuous service through the vesting date, but only result in the issuance of shares if the Company achieves a specified threshold of Relative Total Shareholder Return (as defined in the Form PSU Agreement) relative to the TSR of a peer group defined by the Committee. The actual number of earned performance based restricted stock units pursuant to the Form PSU Agreement shall be based on the achievement of the Relative Total Shareholder Return at a Threshold, Target or Maximum level set by the Committee for the performance period, and in general can range from 50% of the performance based restricted stock units to 150% of the performance based restricted stock units.

The Form RSU Agreement provides for the grant of restricted stock units also to the named executive officers and other members of the Company’s Executive Management Committee, which vest in three equal installments on each of the first three anniversaries of the date of grant (subject to continuous service through each applicable vesting date). The number of shares issuable upon vesting of the restricted stock units is fixed on the date of grant and is not dependent on the achievement of any performance target.

The performance based restricted stock units and restricted stock units awarded under the Form PSU Agreement and Form RSU Agreement will be settled in shares of Class A common stock of the Company, following the satisfaction of the vesting conditions. Grantees shall have no voting or other stockholder rights with respect to the shares of common stock underlying the performance based restricted stock units and the restricted stock units prior to the settlement of such award in shares of Class A common stock.

The foregoing descriptions of the Form PSU Agreement and the Form RSU Agreement are summaries only and are qualified in their entirety by reference to the form agreements, which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Sign-On Grant Agreements

On a Current Report on Form 8-K filed by Amerant with the SEC on January 21, 2021, the Company reported that Mr. Gerald P. Plush would receive, in connection with his appointment as Vice-Chairman & CEO, a sign-on grant of restricted stock units and performance based restricted stock units (collectively, the “Sign-on Grant”) with a value equal to two hundred twenty-five percent (225%) of his Base Salary, or $1,912,500.

On February 16, 2021 (the “Date of Grant”), the Company and Mr. Plush entered into a Performance Based Restricted Stock Unit Agreement (the “PSU Agreement”) substantially in the form of the Form PSU Agreement attached hereto as Exhibit 10.2, pursuant to which Mr. Plush was granted an award consisting of the opportunity to earn a maximum of 62,377 performance based restricted stock units (50% of the units of the Sign-on Grant), which generally vests at the end of a three-year performance period subject to the additional requirement that Mr. Plush remains in continuous service through the vesting date, but only results in the issuance of shares if the Company achieves a specified threshold of Relative Total Shareholder Return (as defined in the Form PSU Agreement) relative to the TSR of a peer group defined by the Committee. The actual number of performance based restricted stock units Mr. Plush may earn shall be based on the achievement of the Relative Total Shareholder Return at a Threshold or Target level set by the Committee for a 3-year period beginning January 1, 2021 and ending on December 31, 2023, and in general can range from 50% of the performance based restricted stock units to 100% of the performance based restricted stock units.

On February 16, 2021 (the “Date of Grant”), the Company and Mr. Plush entered into a Restricted Stock Unit Agreement (the “RSU Agreement”) substantially in the form of the Form RSU Agreement attached hereto as Exhibit 10.3, pursuant to which Mr. Plush was granted 62,377 restricted stock units (50% of the units of the Sign-on Grant), which vest in three equal installments on each of the first three anniversaries of the Date of Grant (subject to continuous service through each applicable vesting date).

The number of restricted stock units and performance based restricted stock units awarded pursuant to the Sign-on Grant were determined based on a price of $15.33 per share, which is the average closing price of the Company’s shares of Class A common stock for the 20 business days preceding the date the Sign-on Grant was awarded.

Item 9.01. Financial Statements and Exhibits.

Number	Exhibit
10.1	Consulting Agreement, entered February 16, 2021, between Amerant Bank, N.A. and Millar Wilson
10.2	Form of Performance Based Restricted Stock Unit Agreement under the Company's 2018 Equity and Incentive Compensation Plan.
10.3	Form of Restricted Stock Unit Agreement under the Company's 2018 Equity and Incentive Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2021	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: Senior Vice President and Assistant Corporate Secretary